COMMERCIAL LEASE

1. **PARTIES:**

In consideration for the terms and conditions stated herein Beaver Group LLC, a Massachusetts Limited Liability Company, with a principal place of business at 411 Waverley Oaks Road, Suite 340, Waltham, MA, 02452, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Corindus, Inc., a Delaware Corporation with a principal place of business at 11 Erie Drive, Natick, MA 01760 (until the commencement date, and thereafter the Leased Premises), LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, (LESSOR and LESSEE collectively described herein as the "Parties"), and the LESSEE hereby leases, the following described premises:

2. **PREMISES:**

Approximately 26,402 rentable square feet + or - on the first floor at 309 Waverley Oaks Road (Suite # to be assigned at a later date), Waltham, MA, 02452 located on the Property (the "Building") as further depicted in Exhibit A hereto ("Leased Premises"). LESSOR has had its architect or engineer remeasure the Leased Premises consistent with the methods of measuring rentable square feet as described in the American National Institute Publication ANSI Z65.1-1996 promulgated by the Building Owners and Managers Association and has provided LESSEE or LESSEE's architect with the calculation for same. The Leased Premises is leased together with the right to use in common, with others entitled thereto, the lavatories nearest to the Leased Premises, the hallways, stairways, elevators, access roads, driveways, parking areas (as the same may be designated or modified by LESSOR from time to time), loading areas, pedestrian sidewalks, landscaped areas, and other areas or facilities, if any, which are located in or on the property and designated by LESSOR from time to time for the non-exclusive use of tenants and other occupants of the Building (or the office park in which it is located) as well as the non- exclusive use of ninety-two (92) (based approximately on 3.5 spaces per 1,000 rentable square feet) unassigned parking spaces serving the Building. LESSEE also shall be entitled to the non-exclusive use of the trash/waste dumpster serving the Building, from time to time, subject to reasonable rules and regulations imposed by LESSOR which may include, without limitation, restrictions on the amounts and materials to be disposed of, timing of use, and the like. LESSOR shall use commercially reasonable efforts to maintain the dumpster within fifty (50) yards of the current generator (across from the loading docks) or at some other mutually satisfactory location, subject to applicable law. LESSEE shall pay to LESSOR, as additional rent, a periodic and equitably based, as determined by LESSOR, charge for such use.

3. **TERM:**

The term of this lease shall be for approximately five (5) years and one and one-half (1.5) months anticipated to commence on December 21, 2012 (the "Target Commencement Date"), with a day for day extension for each day beyond the Target Commencement Date to the date which LESSOR delivers possession of the Leased Premises to LESSEE (with

such delivery date being the actual "Commencement Date") and ending on January 31, 2018 (with a day for day extension for each day beyond the Target Commencement Date to the Commencement Date). If LESSOR fails to deliver possession of the Premises to LESSEE in the condition required herein within fifteen (15) days following the Target Commencement Date for any reason other than a delay caused by LESSEE or Force Majeure Event (defined below), LESSEE shall have the right to terminate this Lease upon thirty (30) days written notice to LESSOR in which event this Lease shall terminate and, upon such termination, LESSEE shall be relieved, without limitation, from any and all obligations under this Lease for payment of Rent, provided if LESSOR delivers the Premises as required hereunder within such thirty (30) day period following LESSEE's termination notice, LESSEE's termination right shall be void and of no further force or effect.

4. **<u>RENT</u>:**

The LESSEE shall pay to the LESSOR base rent in accordance with the schedule noted below per year, payable in advance in monthly installments in accordance with the schedule noted below, commencing December 21, 2012 (the "Rent Commencement Date"). Payments shall be pro-rated on a per diem basis should any payment become due during a portion of any monthly rental period. During the term of the lease, LESSEE shall pay base rent and additional rent to the LESSOR monthly, in advance, not later than the first day of each calendar month. Upon the execution of this lease the LESSEE shall pay to the LESSOR the amount of $44,770.13 which is the sum of the first month's base rent ($44,553.38) and first month's utility portion ($216.75) as provided for in paragraph #7 herein.

The base rent for the Leased Premises shall be as follows:

Base Rent:

Year	PRSF	Annual	Monthly
12/21/2012-2/4/2013 (45 days)		$0	$0
2/5/2013-1/31/2014	$20.25	$534,640.50	$44,553.38
2/01/2014-1/31/2015	$20.75	$547,841.50	$45,653.46
2/01/2015-1/31/2016	$21.25	$561,042.50	$46,753.54
2/01/2016-1/31/2017	$21.75	$574,243.50	$47,853.63
2/01/2017-1/31/2018	$22.25	$587,444.50	$48,953.71

5. **<u>SECURITY DEPOSIT</u>:**

Upon the execution and delivery of this Lease, LESSEE shall deliver to LESSOR a security deposit (the "Security Deposit") in the amount of Four Hundred Thousand Nine Hundred Eighty and 42/100 Dollars ($400,980.42) (the "Security Deposit Amount"), which shall consist either of cash or a clean, irrevocable letter of credit in the form attached hereto as Exhibit G or otherwise satisfactory in form and content to LESSOR, and issued by an FDIC insured bank located in Boston reasonably satisfactory to LESSOR in favor of the LESSOR. During the Term hereof, and any extensions thereof, and for 60 days after the expiration of the Term, or for so long thereafter as LESSEE is in possession of the Premises or has

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unsatisfied obligations hereunder to LESSOR, the Security Deposit shall be security for the full and timely performance of LESSEE's obligations under this Lease; which cash may be used or letter of credit drawn upon by LESSOR and applied from time to time against outstanding obligations of LESSEE hereunder without notice or demand. LESSEE shall have no right to require LESSOR to so apply the Security Deposit, nor shall LESSEE be entitled to credit the same against rents or other sums payable hereunder; no interest shall accrue thereon. If the Security Deposit is in the form of a letter of credit, during the entire Term hereof, including any extension thereof, LESSEE shall cause said letter of credit to be renewed, in identical form to that delivered herewith, no later than 30 days prior to the date of expiration of same. Without limiting any other remedies of LESSOR, in the event that LESSEE fails to renew any letter of credit given hereunder at least 30 days prior to the date of expiration thereof, then LESSOR shall have the right to draw down the entire amount of said letter of credit and hold such sums as a cash deposit If and to the extent that LESSOR makes such use of the Security Deposit, or any part thereof, the sum so applied by LESSOR (from cash or from a drawing on the letter of credit) shall be restored to the Security Deposit, in cash, by LESSEE upon notice from LESSOR, and failure to pay LESSOR the amount to be so restored (within the grace period applicable to Base Rent hereunder) shall be a default hereunder giving rise to all of LESSOR's rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the letter of credit, or LESSOR otherwise reasonably believes the financial conditions of the issuing bank has been degraded, LESSOR reserves the right to require LESSEE to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to LESSOR. No trust relationship is created herein between LESSOR and LESSEE with respect to said Security Deposit. LESSEE acknowledges that the Security Deposit is not an advance payment of any kind or a measure of LESSOR's damages in the event of LESSEE's default; LESSOR shall not be obliged to keep the Security Deposit as a separate fund or pay interest thereon but may commingle the Security Deposit with its own funds. LESSEE hereby waives the provisions of any law which is inconsistent with this Section 5.

Notwithstanding the foregoing, provided that: (i) LESSEE has not been in default of any of its obligations under this Lease, after any applicable notice or cure period, prior to any Reduction Date (as defined below), in question, (ii) LESSEE is, as of such Reduction Date, not in default of its obligation under the Lease, and (iii) the Lease is then in full force and effect, LESSOR shall refund to LESSEE such portion of the Security Deposit Amount (whether in the form of cash or letter of credit) which it is then holding so as to cause the total Security Deposit Amount to be reduced by one month's rent as calculated as of each Reduction Date to the amount shown in the following schedule:

Reduction Date:	New Reduced Security Deposit Amount:
6th calendar month following the Rent Commencement Date	$356,427.04
12th calendar month	

following the Rent Commencement Date	$311,873.66
18th calendar month following the Rent Commencement Date	$267,320.28
24h calendar month following the Rent Commencement Date	$222,766.90
30th calendar month following the Rent Commencement Date	$178,213.52
36th calendar month following the Rent Commencement Date	$133,660.14

If the Security Deposit is in the form of cash, any reduction in the Security Deposit Amount shall be credited to LESSEE in the next month's installment of Base Rent falling due (provided LESSOR has not less than twenty-one (21) days prior notice, otherwise the next month's installment shall reflect the reduction) and if the Security Deposit is in the form of a letter of credit any reduction in the Security Deposit Amount shall be accomplished by LESSEE providing LESSOR with a substitute letter of credit in the reduced amount in exchange for the existing letter of credit which LESSOR is then holding, or by an amendment to the existing letter of credit then held by LESSOR, in form and substance acceptable to LESSOR.

6. **RENT ADJUSTMENT:**

A. TAX ESCALATION: If any tax year commencing with the fiscal year ending June 30, 2014, the real estate taxes on the land and buildings, of which the Leased Premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year ending June 30, 2013 (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, 18.51% of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE. The LESSEE shall, effective July 1, 2013, make estimated installment payments as additional rent as and when the payment of base rent is due. During the fiscal year ending June 30, 2014 (July 1, 2013 – June 30, 2014) the LESSEE'S estimated installment payments shall be 105% of the actual real estate taxes assessed during the fiscal year ending June 30, 2013 (July 1, 2012 – June 30, 2013) less the Base Year amount. Thereafter, estimated real estate tax payments shall be based on 105% of the prior year's actual real estate taxes less the Base Year amount. Actual real estate taxes will not be known at the

beginning of each fiscal year and therefore retroactive adjustment to estimated payments shall be necessary when actual real estate taxes are known. After the end of each fiscal year, as and when the actual real estate taxes are available, LESSOR shall provide LESSEE written notice in reasonable detail of LESSEE'S pro rata share of the actual real estate taxes for such fiscal year less the Base Year amount, the estimated payments made by LESSEE on account thereof, and the new estimated payments calculated in accordance with the above. The LESSEE shall pay LESSOR within thirty (30) days of receiving such written notice, the balance owed due to insufficient estimated payments made in accordance with the above, and the LESSOR shall credit the LESSEE'S account for any excess estimated payments made in accordance with the above. Taxes for which LESSEE is obligated to reimburse LESSOR hereunder shall not include any penalties or interest for late or partial payment nor any income, franchise, inheritance, estate, transfer, excise, gift or capital gain taxes, that are or may be payable by LESSOR or that may be imposed against LESSOR or against the rents payable hereunder; provided, however, if at any time during the Lease term the present method of taxation shall be changed so that in lieu of the whole or any part of any real estate taxes levied, assessed, reassessed or imposed on the property of which the Leased Premises is a part and the improvements thereon, there shall be levied, assessed reassessed or imposed on LESSOR a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings in and on the property of which the Leased Premises is a part, then all such taxes, assessments, reassessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "real estate taxes" for the purpose hereof. LESSOR shall elect to pay, or real estate taxes due from LESSEE shall be calculated as if LESSEE elected to pay, all real estate taxes and betterments and special assessments over the longest period permitted under applicable law and real estate taxes due from LESSEE shall include only those installments which become due during or with respect to the Lease term (and an interest charged thereon as a result of such installment treatment).

LESSEE percent of expense is calculated as follows: Leased Premises 26,402 rentable square feet, divided by total Building 142,663 rentable square feet equals 18.51%.

B. <u>OPERATING COST ESCALATION</u>: The LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 18.51% of any increase in operating expenses over those incurred during the calendar year 2013. Operating expenses are defined for the purposes of this agreement in Exhibit E hereto (as so defined, "Operating Expenses"). The LESSEE shall, effective January 1, 2014, make estimated installment payments as additional rent as and when the payment of base rent is due. During the calendar year 2014, the LESSEE'S estimated installment payments shall be 105% of actual Operating Expenses assessed during calendar year 2013 less the Operating Expenses base year amount. Thereafter, estimated Operating Expenses shall be based on 105% of the prior year's actual Operating Expenses less the Operating Expenses base year amount. Actual Operating Expenses will not be known until after the conclusion of each calendar year, retroactive adjustment to estimated payments shall be necessary when actual Operating Expenses are known. After the end of each calendar year, as and when the actual Operating Expenses are available (with LESSOR endeavoring to provide same by April 30th of each year), LESSOR shall provide LESSEE written notice in reasonable detail of

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LESSEE'S pro rata share of the actual Operating Expenses for such calendar year less the Operating Expenses base year amount, the estimated payments made by LESSEE on account thereof, and the new estimated payments calculated in accordance with the above. The LESSEE shall pay LESSOR, within thirty (30) days of receiving written notice thereof, the balance owed due to insufficient estimated payments made in accordance with the above, and the LESSOR shall credit the LESSEE'S account for any excess estimated payments made in accordance with the above.

LESSOR shall permit LESSEE, at LESSEE's expense and during normal business hours, but only one time with respect to any operating year, to review LESSOR's invoices and statements relating to the Operating Expenses for the applicable operating year for the purpose of verifying the Operating Expenses and LESSEE's share thereof; provided that notice of LESSEE's desire to so review is given to LESSOR not later than thirty (30) days after LESSEE receives an annual statement from LESSOR, and provided that such review is thereafter commenced and prosecuted by LESSEE with due diligence. Any Operating Expenses statement or accounting by LESSOR shall be binding and conclusive upon LESSEE unless (a) LESSEE duly requests such review within such 30-day period, and (b) within 3 months after such review request, LESSEE shall notify LESSOR in writing that LESSEE disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. LESSEE shall have no right to conduct a review or to give LESSOR notice that it desires to conduct a review at any time LESSEE is in default under the Lease. The accountant or reviewer conducting the review shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. LESSEE agrees that the results of any Operating Expense review shall be kept strictly confidential by LESSEE and shall not be disclosed to any other person or entity. If LESSEE's review discloses that Operating Expenses for any Operating Year were overstated by more than five percent (5%) (absent good faith dispute) then LESSOR shall likewise pay the reasonable cost of LESSEE's third party review (as reflected in an invoice in reasonable detail delivered with the copy of the review) not to exceed $3,000.

LESSEE percent of real estate tax escalation and operating cost escalation is calculated as follows: Leased Premises 26,402 rentable square feet, divided by total Building 142,663 rentable square feet equals 18.51%.

Increases shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

7. **UTILITIES:**

The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Leased Premises (or any portion thereof) and separately metered (or submetered), or are servicing the Leased Premises (or any portion thereof) exclusively. The LESSOR agrees to provide all other utility service and reasonable heat and air conditioning (except to the extent that the

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same are furnished through separately metered or submetered utilities or separate fuel tanks as set forth above) to the Leased Premises, during normal business hours on regular business days of the heating and air conditioning seasons of each year (LESSOR committing to use commercially reasonable efforts to maintain temperatures in the Leased Premises between 60F and 80F degrees at all times), to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town. Normal business hours are 7:30 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. LESSEE shall be charged for HVAC use at a rate of $0.50 per ton per hour for HVAC usage ("HVAC Rate") outside of normal business hours or in excess of normal office usage as additional rent. The rate shall be held flat at $.50 per ton per hour for a full twelve months from Lease Commencement. The HVAC Rate is subject to review and adjustment by LESSOR. LESSOR shall provide written notice to the LESSEE thirty (30) days prior to the effective date of any increase in the HVAC Rate. LESSOR shall not be liable for damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said Building, or to any cause beyond the LESSOR'S control. If such cause is the result of the negligent act or omission of LESSOR, its agents, contractors or employees and continues for more than five (5) days after notice from LESSEE, as its sole remedy, LESSEE'S rental obligations shall be abated until such time as the damage or interruption is restored.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the obligation solely of the LESSEE, provided that such installation shall be subject to the written consent of the LESSOR. If the Leased Premises (or any portion thereof) is not separately metered LESSEE shall pay LESSOR an Annual Rate of $1.50 per rentable square foot paid monthly as additional rent. The Annual Rate is subject to review and adjustment by LESSOR. LESSOR shall provide written notice to the LESSEE thirty (30) days prior to the effective date of any increase in the Annual Rate. It is expressly understood by and between the Parties that a portion of the Leased Premises shall be separately metered for lights and plugs (and the LESSEE shall pay, as they become due, all bills therefore directly to the service provider) and the remaining portion of the Leased Premises shall be subject to the above-mentioned Annual Rate on a per rentable square foot basis.

8. **USE OF LEASED PREMISES:**

The LESSEE shall use the Leased Premises only for the purpose of General office with light manufacturing and generally accepted uses within the Zoning By-Laws. LESSOR represents and warrants to LESSEE that the Leased Premises may be used generally for the aforementioned uses under applicable laws, ordinances, rules and regulations including, without limitation, zoning Laws, ("Laws") without regard to the specific manner of use by LESSEE.

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9. **COMPLIANCE WITH LAWS:**

The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or the Building or property of which the Leased Premises are a part, or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law, regulation or municipal by-law or ordinance in force in the city or town in which the Leased Premises are situated.

10. **INSURANCE:**

The LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the Leased Premises or the property of which the Leased Premises are a part.

LESSOR shall maintain and keep in effect throughout the Lease term (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "special form" insurance in commercially reasonable amounts, or such other coverages, amounts and/or endorsements as LESSOR determines in its sole but good faith judgment, (b) commercial general liability insurance in amounts determined by LESSOR in its sole but good faith judgment, and (c) such other insurance coverages and policies as LESSOR determines in its sole but good faith judgment. Any such coverages may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as LESSOR may elect in its reasonable discretion. The costs and expense of obtaining and maintaining all such insurance shall be included as part of Operating Expenses.

11. **MAINTENANCE:**

A. LESSEE'S OBLIGATIONS: The LESSEE agrees to maintain the Leased Premises in good condition, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Leased Premises are now in good order and the glass whole. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Leased Premises or the Building or Property of which the Leased Premises are a part.

B. LESSOR'S OBLIGATIONS: The LESSOR agrees to maintain the roof, roof membrane, roof covering, concrete slab, footings, foundation, and other structure of the Building of which the Leased Premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE, its agents, employees, invitees or those for whose conduct

the LESSEE is legally responsible. LESSOR further agrees, to keep, maintain, alter and replace, if necessary, the common areas and the Leased Premises in order to maintain compliance with all applicable laws, statutes, rules, regulations, ordinances, and orders of general applicability to office buildings comparable to the Building, including, without limitation, the Americans with Disabilities Act, as amended, and the rules promulgated pursuant thereto ("ADA"); provided, however, that LESSEE shall be responsible for such compliance with the foregoing laws applicable to LESSEE's specific use or manner of use of the Building and provided further that the costs of LESSOR remedying any violation with such laws in force and applicability as of the date of this Lease (for which LESSOR is responsible) shall not be included in Operating Expenses.

C. SELF HELP IN EMERGENCY: In the event of an emergency which threatens the safety of individuals or damage to the Building or its contents, including personal property, the LESSOR may respond to the emergency, and any reasonable costs incurred by the LESSOR on behalf of the LESSEE, or due to the acts or negligence of the LESSEE, its agents, employees, invitees or those for whose conduct the LESSEE is legally responsible, shall be charged to and recovered from the LESSEE. LESSOR shall not be liable for any damages caused by said emergency, or any action or omission by the LESSOR under this paragraph.

12. **ALTERATIONS - ADDITIONS:**

The LESSEE shall not make structural alterations or additions to the Leased Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent LESSOR agrees not unreasonably to withhold as to nonstructural alterations (being those that do not affect the base-Building or Building systems or architectural design, character or use of the Building or Leased Premises). All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. LESSEE shall indemnify and hold the LESSOR harmless from any losses, costs and claims arising from all such liens. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. Notwithstanding the foregoing, LESSOR's consent shall not be required (but reasonable prior written notice shall be required) for any painting or carpeting performed by or on behalf of LESSEE, or for nonstructural alterations costing less than $25,000.00 in each instance that do not affect the structural integrity or exterior of the Building, materially adversely affect the utility or Building systems, reduce the Building's value, require any modification to any existing permits and approvals obtained by LESSOR in connection with the Building, or involve penetrations of the roof or structure.

13. **ASSIGNMENT - SUBLEASING:**

The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without

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LESSOR'S prior written consent, not to be unreasonably withheld, conditioned or delayed. Without limitation, it shall not be unreasonable for LESSOR to withhold such consent from any assignment or subletting where, in LESSOR's opinion: (a) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to LESSOR; (b) the proposed assignee or sublessee does not have a good reputation in the community; (c) the business in which the proposed assignee or sublessee is engaged could detract from the Building, its value or the costs of ownership thereof; (d) the rent to be paid by any proposed sublessee is less than the then current fair market rent; (e) the proposed sublessee or assignee is a current tenant or a prospective tenant (meaning such tenant has been shown space or has been presented with or has made an offer to lease space) of the Building or of the office park in which it is located and LESSOR (or a LESSOR affiliated entity) would be able to provide suitable space for such tenant therein; (f) the use of the Premises by any sublessee or assignee (even though a permitted use hereunder) violates any use restriction granted by LESSOR in any other lease or would otherwise cause LESSOR to be in violation of its obligations under another lease or agreement to which LESSOR is a party; (g) if such assignment or subleasing is not approved of by the holder of any mortgage on the property (if such approval is required); (h) a proposed assignee's or subtenant's business will impose a burden on the property's parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by LESSEE, in LESSOR's reasonable judgment; (i) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (j) LESSEE is in default of any of its obligations under the Lease at the time of the request or at the time of the proposed assignment or sublease; (k) if requested by LESSOR, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of LESSOR's lender; (l) LESSOR has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (m) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Property; (n) the assignment or sublease will result in there being more than one subtenant of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); or (o) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. See Addendum.

Notwithstanding any other provision of this Section, transactions with an entity (a) into or with which LESSEE is merged or consolidated, (b) to which substantially all of LESSEE's assets or stock are transferred as a going concern, (c) which controls or is controlled by LESSEE or is under common control with LESSEE, or (d) to any affiliate (within the meaning of such term as set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933) of LESSEE, shall not be deemed to be an assignment or subletting within the meaning of this Section, provided that in any of such events (i) LESSOR receives prior written notice of any such transactions, (ii) the assignee or subtenant agrees directly with LESSOR, by written instrument in form satisfactory to LESSOR, to be bound by all the obligations of LESSEE hereunder including, without limitation, the covenant against further assignment and subletting, (iii) in no event shall LESSEE be released from its obligations under this Lease, (iv) any such transfer or transaction is for a legitimate, regular

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business purpose of LESSEE other than a transfer of LESSEE's interest in this Lease, and (v) the involvement by LESSEE or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or LESSEE's assets occurs, will not result in a reduction of the "Net Worth" of LESSEE as hereinafter defined, as it is represented to LESSOR at the time of the execution by LESSOR of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of LESSEE was or is greater. "Net Worth" of LESSEE for purposes of this section shall be the tangible net worth of LESSEE (excluding any guarantors) established under generally accepted accounting principles consistently applied.

14. **SUBORDINATION:**

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage granted by the LESSOR, in existence now or at any time hereafter as a lien or liens on the property of which the Leased Premises are a part, as long as the provisions of the Lease are not affected thereby. LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. If the Leased Premises are subject to a mortgage as of the date this Lease is executed by the parties hereto or at any time during the term of this Lease, LESSOR agrees to use commercially reasonable efforts to obtain from the mortgagee a commercially reasonable non-disturbance agreement which evidences the mortgagee's recognition of the LESSEE's rights under this Lease and acknowledges the mortgagee's agreement not to disturb LESSEE during the Term of this Lease so long as LESSEE is not in breach of any of its obligations hereunder. Notwithstanding the foregoing and so long as LESSEE is not in default in the payment of rent or any of the other covenants and conditions of this Lease, its rights as lessee hereunder shall not be disturbed by any mortgagee or by any proceedings on the debt which any such mortgage secures or by virtue of a right or power contained in any such mortgage or the note secured thereby and any sale at foreclosure will be subject to this Lease. If any mortgage encumbering the Leased Premises is foreclosed or acquired by a mortgagee by deed in lieu of foreclosure, then LESSEE will attorn to the mortgagee or purchaser provided that the new owner has accepted the obligations of the LESSOR hereunder.

15. **LESSOR'S ACCESS:**

The LESSOR or agents of the LESSOR may, at reasonable times during normal business hours, upon reasonable notice, (except in the case of emergency or for scheduled and routine services such as janitorial service for which no notice shall be required) enter to view the Leased Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

16. **INDEMNIFICATION AND LIABILITY:**

The LESSEE shall indemnify and hold the LESSOR harmless from all loss and damage occasioned by the negligence of the LESSEE including loss and damaged occasioned by the use or escape of water or by the bursting of pipes, or by any nuisance made or suffered on the Leased Premises or the property of which the Leased Premises are a part, unless such loss is caused by the negligence of the LESSOR. LESSEE shall not install or attach any appurtenances to the plumbing or heating systems and LESSEE shall indemnify and hold LESSOR harmless from any and all loss occasioned by the installation or attachment of said appurtenances. LESSOR shall not be liable for damages arising from the natural accumulation of snow and/or ice. The reasonable removal of snow and ice from the sidewalks bordering upon the Leased Premises shall be LESSOR'S responsibility.

17. **LESSEE'S LIABILITY INSURANCE:**

The LESSEE shall maintain with respect to the Leased Premises and the property of which the Leased Premises are a part therein (i) General Liability Bodily Injury and Property Damage primary liability limit of $1,000,000 on an occurrence basis with a general aggregate limit of $2,000,000, (ii) Umbrella liability limit of a minimum of $1,000,000, (iii) Worker's compensation statutory liability, (iv) employer's non-owned and hired auto at a combined single limit for Bodily injury and Property Damage of $1,000,000, each in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

The Parties to this lease, to the extent they are able, mutually waive their right to subrogate against each other for property losses. Except as provided herein, the Parties to the lease are therefore responsible for insuring their own property.

18. **FIRE, CASUALTY - EMINENT DOMAIN:**

Should a substantial portion of the Leased Premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, to the extent that same is not reasonably susceptible to restoration within a period of 180 days after the date of the casualty or condemnation, as the case may be, the LESSOR may elect to terminate this lease by written notice to LESSEE. When, through no fault of the LESSEE, such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease upon thirty (30) days written notice if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore Leased Premises,

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(b) The LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within one hundred eighty (180) days of said fire, casualty or taking; or

(c) Said casualty or condemnation occurs during the last year of the term hereof.

Provided, however, that if LESSOR remedies the failure set forth in (a) or (b) above within such thirty (30) day period, LESSEE's termination shall be void and of no further force or effect.

The LESSOR reserves and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property or equipment.

19. **DEFAULT AND BANKRUPTCY:**

In the event that:

(a) The LESSEE shall default in the payment of any installment of base rent, additional rent or other sum herein specified and such default shall continue for five (5) days following written notice; provided that the LESSEE shall only be entitled to one (1) such notice per calendar year; after the first five (5) day notice in any calendar year, a default shall occur for a default in the payment of any installment of base rent, additional rent or other sum herein specified and such default shall continue for five (5) days after the date said payment is due; or

(b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term, or the LESSOR may elect to be indemnified for loss of rent and other sums due under this lease by a lump sum payment representing the then present value of the amount of all sums which would have been paid in accordance with this lease for the remainder of the term minus the then present value of the aggregate market rate, as defined below, and additional charges payable for the Leased Premises for the remainder of the term, taking into account reasonable projections of vacancy and time required to re-lease the Leased Premises. For purposes hereof, market rate shall be the then current effective rate of rent (adjusted, if necessary, to reflect any free rent or comparable concessions), being charged for comparable space in comparable buildings. For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the most recent full year's tax and operating expense payments shall be deemed constant for each year thereafter. The Federal Reserve

discount rate (or equivalent) plus 3% shall be used in calculating present values. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may elect to remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. It is expressly understood and agreed that the LESSEE'S obligation to pay base rent, additional rent, and any and all additional charges, is independent of any obligation or covenant entered into by the LESSOR.

Subject to the conditions and limitations hereafter set forth, LESSOR agrees to use good faith efforts to relet the Leased Premises after LESSEE vacates the Leased Premises in the event that this Lease is terminated by LESSOR as the result of an event of default hereunder. Marketing of the Leased Premises in a manner similar to the manner in which LESSOR markets other premises within LESSOR's control shall be deemed to have satisfied LESSOR's obligation to use "good faith efforts" to relet the Leased Premises. In no event shall LESSOR be required to (a) solicit or entertain negotiations with any other prospective tenants for the Leased Premises until LESSOR obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of LESSEE, (b) relet the Leased Premises before leasing other vacant space in the Building or the office park in which it is located, (c) lease the Leased Premises for a rental or upon terms and conditions less than the current fair market rental and terms and conditions then prevailing for similar office space in the Building or the office park in which it is located, or (d) enter into a lease with any proposed tenant that does not have, in LESSOR's good faith opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner.

LESSOR shall in no event be in default in the performance of any of LESSOR's obligations hereunder unless and until LESSOR shall have failed to perform such obligations within 30 days, or such additional time as is reasonably required to correct any such default, after written notice by LESSEE to LESSOR properly specifying wherein LESSOR has failed to perform any such obligation. It is the express understanding and agreement of the parties and a condition of LESSOR's agreement to execute this Lease that in no event shall LESSEE have the right to terminate this Lease or seek an abatement to or offset from Base Rent or other amounts due hereunder as a result of LESSOR's default, but LESSEE shall be entitled to seek all other remedies, at law or equity, as a result of such default. LESSEE hereby waives its right to recover punitive, special or consequential damages arising out of any act, omission or default by LESSOR (or any party for whom LESSOR is responsible). This Lease and the obligations of LESSEE hereunder shall not be affected or impaired because LESSOR is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event (as defined below), and the time for LESSOR's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by LESSEE that arises out of this Lease or

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the negotiations which preceded this Lease shall be barred unless LESSEE commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. As used herein, a "Force Majeure Event" shall be any delay caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control.

20. **NOTICE:**

Any notice or other communication relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if in writing and addressed and delivered in the manner herein described: (1) mailed by first class, United States Mail, registered or certified mail, return receipt requested, postage prepaid; or (2) hand delivered to the intended addressee; or (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder within 24 hours. All notices shall be effective on the date of delivery or the date when proper delivery is refused by the addressee or any representative thereof.

All notices and other communications relating to the Leased Premises or to the occupancy thereof from the LESSOR to the LESSEE prior to the LESSEE'S occupancy shall be addressed to the LESSEE at LESSEE'S address in paragraph one, Attention: David W. Long, Chief Financial Officer, fax #508-653-3355 with a copy to Richard B. Smith, Esq., McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109, fax # 617-535-3800. All notices and other communications relating to the Leased Premises or the occupancy thereof from the LESSOR to the LESSEE after the LESSEE'S occupancy shall be addressed to the LESSEE at LESSEE'S address in paragraph two, Attention: David W. Long, Chief Financial Officer, fax #508-653-3355 with a copy to Richard B. Smith, Esq., McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109, fax # 617-535-3800.

All notices, payments and other communications relating to the Leased Premises or to the occupancy thereof from the LESSEE to the LESSOR shall be addressed to the LESSOR at 411 Waverley Oaks Road, Suite 340, Waltham, MA 02452, fax #781-893-6623.

Either party, by written notice to the other, may change the address to which notice is required to be given hereunder.

21. **SURRENDER:**

The LESSEE shall at the expiration or other termination of this lease remove all of LESSEE'S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any

of LESSEE'S property from the Leased Premises upon the expiration or other termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

In the event that LESSEE continues to occupy, control or remain in any part of the Leased Premises beyond the expiration or earlier termination of the term of this lease, including any extensions thereto, such holding over shall not be deemed to create any tenancy, but the LESSEE shall be a Tenant at Sufferance only and shall be liable for all loss, damage or expenses incurred by the LESSOR. All other terms of this lease shall apply, except that use and occupancy payments shall be due in full monthly installments which shall be paid to LESSOR at the times and manner determined by the LESSOR, in advance and in an amount equal to the greater of one and one-half times for the first (1st) month or portion thereof of such holdover, and the greater of two (2) times for any subsequent month or portion thereof thereafter, of either of the following: (i) base rent, additional rent and other sums due under the lease, including any extensions thereto, immediately prior to termination, or (ii) LESSOR'S then published rent for the Leased Premises. It is expressly understood and agreed that such extended occupancy is a Tenancy at Sufferance only, solely for the benefit and convenience of the LESSEE and is of greater rental value. If LESSEE continues to occupy, control or remain in all or any part of the Leased Premises beyond noon of the last day of any monthly rental period, said action shall constitute LESSEE'S occupancy for an entire additional month, and increased payment as provided by this section, shall be due and payable immediately in advance. LESSOR'S acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE'S status as a Tenant at Sufferance.

22. **LATE FEES:**

LESSEE agrees that because of actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of base rent, additional rent and other obligations are not received in hand by LESSOR five (5) days after the date it is due, LESSEE agrees to pay liquidated damages equal to five percent (5%) of the total delinquent amount owed. The postmark on the payment, received plus two (2) days, shall be conclusive evidence of whether the payment is delinquent. However, LESSOR is not responsible for late deliveries by U.S. Mail. LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check. In the event that two or more of the LESSEE'S checks are dishonored in a 12 month period, the LESSOR, in addition to other rights, shall have the right to demand payment by Certified Check or Money Order.

23. **BROKERAGE:**

LESSOR and LESSEE represent to each other that neither party has dealt with any broker or any other person in connection with showing the Leased Premises and this lease agreement other than Newmark Grubb Knight Frank (f/k/a Grubb & Ellis) for whose commission LESSOR is responsible as per a separate agreement. LESSOR and LESSEE agree that each

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will hold harmless and indemnify the other from any loss, cost, damage and expense, including reasonable attorney's fees incurred by LESSOR or LESSEE for a commission or finder's fee as a result of the falseness of this representation.

24. RIGHT OF FIRST OFFER:

Subject to the then existing rights of other tenants, and provided the LESSEE is not in default hereunder beyond any applicable grace and/or cure period, the LESSEE shall have a right of first offer on additional lease space, in its entirety, as it becomes available within the Building during the term of this lease agreement or any extension thereof. The procedure for affecting the right of first offer shall be exercised in the following manner:
(i) LESSEE may, in any quarter of the calendar year during the lease term, or its extension thereof, give written notice to LESSOR of its projected space requirements and its interest in space that is available or may become available for lease; and,
(ii) LESSOR, within fourteen (14) days of LESSEE'S notice shall give written response describing to LESSEE the availability of or the projected availability of floor space subject to the terms described herein. "(A)vailable" or "availability" shall mean and include any space, in its entirety, that is not subject to a lease and (a) is vacant; or (b) the LESSOR has received a written notice of termination or non-renewal and will become free of leasehold commitment within the twelve (12) month period following LESSEE'S notice and which is subject to the terms described herein. LESSOR'S notice will contain the rental rate as determined by LESSOR and other terms for which such space will be offered; and,
(iii) LESSEE shall have fourteen (14) days after receipt of the notice referenced in (ii) above to exercise its right of first offer by written notice to the LESSOR to accept or reject LESSOR'S notice and proposal; and,
(iv) In the event LESSEE accepts such additional space, the parties shall, within thirty (30) days of LESSEE'S written response, execute a lease agreement or lease modification to reflect the additional space, its rental rate, the adjusted term of lease, if any, and such other changes as may be required to reflect the additional space; and,
(v) In the event LESSEE does not accept the LESSOR'S proposal within the fourteen (14) day period, or in the event the parties are unable, despite using good faith efforts, to conclude a lease agreement or lease modification for the additional premises within the above thirty (30) day period, the LESSEE shall be deemed to have refused the space and LESSOR may offer and contract for lease of the space to third parties, and the LESSEE'S right of first offer under this lease agreement shall lapse and be of no further force or effect; and,
(vi) The terms of this right of first offer are not applicable to space which becomes available pursuant to another tenant's default or sublease clause (unless and until the LESSOR obtains actual possession thereof); or space which may be subject to a new lease, renewal, extension or amendment by the current occupant or a successor in interest thereto; or space which is subject to a proposal or request for proposal for rental terms with a third party.

In addition to the foregoing, LESSOR and LESSEE shall reasonably cooperate and use good faith efforts to ascertain and accommodate LESSEE's additional space needs and in connection therewith LESSOR shall respond timely to LESSEE's inquiries about space availability and availability planning.

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25. **OPTION TO EXTEND:**

Provided the LESSEE is not in default hereunder, LESSEE shall have one (1) five (5) year option to extend the lease term at a rent equal to the greater of the following: (a) market rate for equivalent office space in similarly located buildings within the Waltham market as determined by LESSOR; or (b) the total rent then in effect as of the expiration date of the then current lease term. In no event shall the rent for the option term be less than the total rent then in effect as of the expiration date of the then current lease term. LESSEE must give LESSOR written notice it is exercising its extension option no later than six (6) months prior to the expiration of the then current lease term ("Extension Notice"). Nine (9) months prior to the lease expiration, LESSEE may request from LESSOR the new market rate for the Building. If the parties disagree as to such market rate, LESSEE and LESSOR shall negotiate in good faith for 30 days to determine the new market rate. If despite such good faith efforts the parties cannot agree on the market rate, the same shall be determined as follows:

LESSOR and LESSEE each shall, within thirty (30) days thereafter, appoint a third-party commercial real estate broker who shall be instructed to determine independently the market rate. If the difference between the amounts so determined by such brokers does not exceed ten percent (10%) of the lesser of such amounts, then the market rate shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) brokers shall have ten (10) days thereafter to appoint a third broker, but if such brokers fail to do so within such ten (10) day period, then either LESSOR or LESSEE may request the Greater Boston Real Estate Board or any successor organization thereto to appoint an broker within ten (10) days of such request, and both LESSOR and LESSEE shall be bound by any appointment so made within such ten (10) day period. If no such broker shall have been appointed within such ten (10) days either LESSOR or LESSEE may apply to any court having jurisdiction to have such appointment made by such court. Any broker appointed by the original brokers, by the Greater Boston Real Estate Board or by such court shall be instructed to determine the market rate in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two appraisals, the market rate shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the market rate shall be the lower of the first two appraisals. In all other cases, the market rate shall be equal to the third appraisal. Notwithstanding the foregoing, if either party shall fail to appoint its broker within the thirty (30) day period specified above (such party being referred to herein as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its broker within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its broker within said ten day period, then the broker appointed by the other party shall be the sole broker whose determination of the market rate shall be binding and conclusive upon LESSEE and LESSOR. Each party shall pay for the fees and expenses of the broker appointed by it, but the fees and expenses of the third broker shall be shared equally by the

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parties. All brokers appointed hereunder shall be knowledgeable and with at least ten (10) years of experience in the field of commercial real estate leasing and experienced in the Boston Metro-West market. The foregoing determination shall be conclusive, final and binding on the parties and enforceable in any court having jurisdiction over the parties.

If the parties are unable to agree on the market rate (or the arbitration procedure set forth above has not concluded) prior to the first day of the extension term, LESSEE shall make monthly payments on account of Base Rent (in addition to all additional rent and other payments hereunder) in the amount of LESSOR's initial designation of the market rate, until the market rate has been finally established as herein provided, at which time an appropriate retroactive Base Rent adjustment payment or refund shall be made, if necessary.

In the event LESSEE notifies LESSOR as provided herein and, within thirty (30) days of receiving the LESSOR'S rent rate for the extended term has, in accordance with this paragraph, (i) delivered a fully executed mutually agreeable lease amendment, (ii) updated all deposits, and (iii) tendered the first month's base rent for the extended term, then the Lease Agreement shall automatically be extended five (5) years from the date the Lease Agreement would have expired had the option to extend not been exercised. LESSEE shall be responsible for all payments necessary to maintain a security deposit equivalent to a minimum number of months of base rent as provided in Section 5 above. All other terms and provisions under the Lease Agreement, other than LESSOR'S Work, other tenant improvements, or any rent concessions, abatements, or holidays shall continue through the extended lease term. In the event the LESSEE does not provide the Extension Notice, execute a lease amendment and provide payment as provided herein, the LESSEE shall be deemed to have waived its option to extend the lease term and this Lease Agreement shall terminate upon the expiration of the then current term.

26. **EARLY ACCESS:**

Provided the LESSEE is not in default hereunder and the LESSEE does not interfere with the rights of other tenants or the LESSOR'S Work or the tenant improvements, the LESSEE will be allowed, upon reasonable notice to LESSOR, reasonable access to the Leased Premises on December 1, 2012 to permit LESSEE to install fixtures, furniture, and equipment to allow for a transition into the Leased Premises. During such access, LESSEE shall be bound by all of the obligations of the LESSEE under the lease, including any and all insurance requirements, but, provided that said access is solely for the purpose of installing fixtures, furniture, and equipment to allow for a transition into the Leased Premises, excluding the payment of Base Rent and LESSEE'S proportionate share of Real Estate Taxes and Operating Costs during the above-mentioned early access period.

27. **ADDITIONAL HVAC:**

The LESSEE shall have the right to install additional HVAC as needed throughout the lease term for its equipment or telephone and data room(s). The location of said units shall be at the discretion of the LESSOR and subject to an area being available. The installation,

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maintenance and repair of said units are subject to the review, approval and supervision of LESSOR. Said review, approval or supervision shall not constitute a warranty or opinion regarding workmanship or the compliance or noncompliance with applicable local, state, regulatory or federal laws, ordinances, bylaws or regulations. All equipment shall be installed, maintained and repaired by the LESSEE at the LESSEE'S sole cost and expense and shall belong to the LESSEE at the expiration of lease. LESSEE shall repair any damage caused by said removal. Notwithstanding the foregoing, LESSEE shall not install any equipment or material on the roof. Any roof penetration or installation shall be done by the LESSOR'S contractor, subject to the LESSOR'S supervision and consent, at LESSEE'S expense.

28. **OTHER PROVISIONS:**

(A) Entire Agreement:
This lease constitutes the entire agreement between LESSOR and LESSEE regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this lease, no representations, warranties, or agreements have been made by the LESSOR or LESSEE to the other with respect to this lease or the obligations of LESSOR and LESSEE in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this lease or any exhibits or amendments thereto.

(B) It is also understood and agreed that the following attached items are part of this lease.

- Addendum
- Exhibit A - Floor Plans: Title sheet, A1, A2, A3, A4, A5 & C2
- Exhibit A-1 & A-2 New Entrance & Modifications
- Exhibit B - LESSOR'S Work
- Exhibit C - Building Rules and Regulations
- Exhibit D - Description of Real Property ("Property") on which Leased Premises are located
- Exhibit E - Building Operating Expenses
- Exhibit F - Cleaning Schedules
- Exhibit G – Form of Letter of Credit

IN WITNESS WHEREOF, the Parties hereto set their hands and seals this 24th day of October, 2012.

LESSEE	LESSOR
Corindus, Inc.	Beaver Group LLC
By: /s/ David Handler	By: /s/ Robert L. Duffy, Jr.
David Handler, President	Robert L. Duffy Jr, Member
Duly Authorized	Duly Authorized

maintenance and repair of said units are subject to the review, approval and supervision of LESSOR. Said review, approval or supervision shall not constitute a warranty or opinion regarding workmanship or the compliance or noncompliance with applicable local, state, regulatory or federal laws, ordinances, bylaws or regulations. All equipment shall be installed, maintained and repaired by the LESSEE at the LESSEE'S sole cost and expense and shall belong to the LESSEE at the expiration of lease. LESSEE shall repair any damage caused by said removal. Notwithstanding the foregoing, LESSEE shall not install any equipment or material on the roof. Any roof penetration or installation shall be done by the LESSOR'S contractor, subject to the LESSOR'S supervision and consent, at LESSEE'S expense.

28. **OTHER PROVISIONS:**

(A) Entire Agreement:
This lease constitutes the entire agreement between LESSOR and LESSEE regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this lease, no representations, warranties, or agreements have been made by the LESSOR or LESSEE to the other with respect to this lease or the obligations of LESSOR and LESSEE in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this lease or any exhibits or amendments thereto.

(B) It is also understood and agreed that the following attached items are part of this lease.

- Addendum
- Exhibit A - Floor Plans: Title sheet, A1, A2, A3, A4, A5 & C2
- Exhibit A-1 & A-2 New Entrance & Modifications
- Exhibit B - LESSOR'S Work
- Exhibit C - Building Rules and Regulations
- Exhibit D - Description of Real Property ("Property") on which Leased Premises are located
- Exhibit E - Building Operating Expenses
- Exhibit F - Cleaning Schedules
- Exhibit G – Form of Letter of Credit

IN WITNESS WHEREOF, the Parties hereto set their hands and seals this ______day of October, 2012.

LESSEE
Corindus, Inc.

By: /s/ David Handler
David Handler, President
Duly Authorized

LESSOR
Beaver Group LLC

By:______________________
Robert L. Duffy Jr. Member
Duly Authorized

LEASE ADDENDUM

1. LESSEE shall not change the color or appearance of the outside of the Leased Premises.

2. LESSEE shall not post signs on the exterior of the Leased Premises, or the building or property of which the Leased Premises are a part.

3. The parking spaces shall not be used for dead storage of vehicles or other merchandise or material.

4. LESSEE shall not keep or store any vehicles, containers, merchandise or refuse outside the Leased Premises.

5. LESSEE shall be responsible to dispose of LESSEE'S own trash and refuse except for normal office waste basket trash.

6. (A) If LESSEE requests LESSOR's consent to assign this Lease or sublet (or otherwise grant occupancy rights in and to) all, or substantially all of, the Premises, LESSOR shall have the option, exercisable by written notice to LESSEE given within thirty (30) days after LESSOR's receipt of LESSEE's completed request, to terminate this Lease as of the date specified in such notice, which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice.

   (B) If an assignment or sublease is entered into, LESSEE shall, within thirty (30) days of receipt thereof, pay to LESSOR fifty percent (50%) of any base rent, additional rent or other sum or other consideration to be paid or given in connection with such assignment or sublease, either initially or overtime, in excess of the base rent and/or additional rent and/or other charges to be paid under this lease ("Sublease Profits") as if such amount were originally called for by the terms of this lease as additional rent, provided that, prior to the division of the Sublease Profits in the manner noted above, the LESSEE may deduct reasonable and customary expenses directly incurred by LESSEE which are attributable to the transfer, including, legal fees and brokerage commissions paid by LESSEE in connection with the assignment or sublease and any applicable market-based tenant improvement and transaction costs.

   (C) LESSEE shall reimburse LESSOR from LESSEE'S portion of the Sublease Profits for reasonable LESSOR'S attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting in an amount up to but not to exceed $2,500.00.

7. LESSEE may maintain the insurance required to be carried by LESSEE under blanket policy of insurance insuring LESSEE and other companies affiliated with LESSEE.

8. LESSEE acknowledges that it is part of a multi tenant building and agrees to refrain from and/or immediately cease any act or omission by the LESSEE, its employees, agents, affiliates, assignees, subtenants or invitees which may interfere, offend, or conflict with the rights of the LESSOR or other tenants.

9. LESSOR represents to LESSEE that, as of the date hereof, it has received no written notice, and otherwise has no actual knowledge, that the Leased Premises (and any appurtenance thereto) are in violation of any applicable laws or restrictions in force or effect as of the date hereof with respect to hazardous materials or substances. The Property is subject to the Activity and Use Limitation described on Exhibit D.

RWP
DJF

10. LESSOR hereby agrees to subordinate any and all rights it may now or hereafter have, whether under applicable law or otherwise, to impose a lien for unpaid rent or any other charges against any of the property of the LESSEE to any secured creditor of LESSEE. LESSOR shall execute mutually satisfactory documentation which may be requested by LESSEE to confirm the foregoing.

11. LESSOR agrees that upon the execution of this Lease, LESSEE shall have the right to record a notice in the public records of the County where the Leased Premises are located of the LESSEE's rights provided for herein, said notice to be in form and substance as statutorily required.

TENANT IMPROVEMENTS FOR:

CORINDUS VASCULAR ROBOTICS

309 WAVERLEY OAKS ROAD
WALTHAM, MASSACHUSETTS

DRAWINGS PREPARED BY:

ARCHITECT

Walsh/Cochis Associates Inc.
Architects & Consultants
WCAssocInc@AOL.com
1165 Randolph Street
Canton, Massachusetts 02021-1361
Fax 781/828-5233 781/828-8700

MEA ENGINEERING ASSOC., INC.
Mechanical/Electrical Engineers
20 Felton Street
Waltham, MA 02453
PHONE NO:(781) 894-0730
FAX NO:(781) 647-3042

LYNCO
FIRE PROTECTION INC.
CONTRACTORS-ENGINEERS-INSTALLATIONS
SALES-REPAIRS-INSPECTIONS
PHONE - 781-221-8111
FAX - 781-229-0323
19 GRANT AVE
BURLINGTON, MA 01803

LIST OF DRAWINGS:

BUILDING CODE OVERVIEW (780 CMR 8th edition).

A. Code Control:
Chapter 34 - Using International Existing Building Code 2009 - Work Area Compliance Method - Alterations - Level 2

B. Use Group:
Continuation of previous B, Business use group

C. Construction Classification:
Type IIB, noncombustible, unprotected

D. Occupants:
Area A - (refer to adjacent floor plan) 21,937 SF/100 = 220 occupants (per table 1004.1.1)

Area B - (refer to adjacent floor plan) 1,369 SF/100 = 18 occupants (per table 1004.1.1)

E. Exit ways:
Area A - Four egress doors are provided from this space, as indicted on the adjacent floor plan.

Area B - Two egress doors are provided from this space, as indicated on the adjacent floor plan.

F. Exit way Access Travel:
Does not exceed 250 ft. (per table 1016.1)

G. Exit Signs:
Indicated on the life safety plan and engineers' plan

H. Emergency Lighting:
Indicated on the life safety plan and engineers' plan

I. Fire alarm system:
Indicated on the life safety plan and engineers' plan

J. Fire Suppression System:
Existing system to be modified per NFPA 13 as indicated on the engineers' fire protection plan.



AREA "A"
AREA "B"

FIRST FLOOR KEY PLAN
NOT TO SCALE

24 a


NEW FIRST FLOOR PLAN
WALL TYPE LEGEND
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE

A1	PROJECT NORTH REFERENCE	TENANT IMPROVEMENTS FOR: CORINDUS VASCULAR ROBOTICS 300 WAVERLEY OAKS ROAD WALTHAM, MASSACHUSETTS	NEW FIRST FLOOR PLAN	DATE / COMMENTS	Walsh/Cochis Associates Inc. Architects & Consultants WCAssocInc@AOL.com 1180 Randolph Street Canton, Massachusetts 02021-1381 Fax 781/828-0658 781/828-8700

245


LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
ELEVATOR
ELEVATOR
NEW FIRST ELECTRICAL INFORMATION FLOOR PLAN
ELECTRICAL SYMBOLS:

TENANT IMPROVEMENTS FOR:

CORINDUS VASCULAR ROBOTICS

309 WAVERLEY OAKS ROAD
WALTHAM, MASSACHUSETTS

NEW ELECTRICAL INFORMATION PLAN

Walsh/Cochis Associates Inc.
Architects & Consultants

A2

24 c


LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
NEW FIRST LIFE SAFETY INFORMATION FLOOR PLAN
LIFE SAFETY SYMBOLS:
EMERGENCY LIGHT KEY:
ALTERNATE LUNCH ROOM SEATING PLAN

TENANT IMPROVEMENTS FOR:

CORINDUS VASCULAR ROBOTICS

299 WAVERLEY OAKS ROAD
WALTHAM, MASSACHUSETTS

NEW LIFE SAFETY INFORMATION PLAN

Walsh/Cochis Associates Inc.
Architects & Consultants

A3

24 d


NEW FIRST FLOOR REFLECTED CEILING PLAN
CEILING KEY:
EMERGENCY LIGHT KEY
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE

A4	TENANT IMPROVEMENTS FOR: CORINDUS VASCULAR ROBOTICS	NEW FIRST FLOOR REFLECTED CEILING PLAN		Walsh/Cochis Associates Inc. Architects & Consultants

74 e


WALL @ MULLION DETAIL
WALL @ COLUMN DETAIL
GLASS WALL HEAD/SILL DETAIL
GLASS WALL JAMB DETAIL
COAT POLE SECTION
DOOR & FRAME ELEVATION
DOOR & FRAME ELEVATION
DOOR & FRAME ELEVATION
TYP. WOOD BLOCKING DETAIL
COUNTER SECTION & ELEVATION
COUNTER SECTION & ELEVATION
GLASS WALL ELEVATION
GLASS WALL ELEVATION

TENANT IMPROVEMENTS FOR:

CORINDUS
VASCULAR
ROBOTICS

300 WAVERLEY OAKS ROAD
WALTHAM, MASSACHUSETTS

DETAILS

Walsh/Cochis Associates Inc.
Architects & Consultants
WCassocinc@AOL.com
1155 Randolph Street
Canton, Massachusetts 02021-1361
Fax 781/828-5856 781/828-8700

A5

24 f

I. PROJECT REQUIREMENTS

A. GENERAL CONDITIONS:
1. General Conditions contained within AIA Document A107, 1997 edition, are part of the Contract Documents for this Work.

2. All persons intending to provide goods or services in connection with the Work are advised to read and understand the referenced AIA Document prior to proceeding.

B. BUILDING RULES AND REGULATIONS
All persons intending to provide goods or services in connection with the Work will be required to comply with the Building Rules and Regulations (issued under separate cover) and are advised to read and understand the referenced Document prior to proceeding.

C. DEFINITIONS:
1. The term "product" includes materials, systems and equipment.

2. The term "provide" includes furnishing and installing a product, complete in place, operating, tested, and approved.

3. The terms "building code" and "code" refer to regulations of the governmental agencies having jurisdiction.

4. The terms "approved", "required" and "as directed" refer to and indicate the work or materials that may be approved, required, or directed by the Architect acting as the agent of the Owner.

5. The term "similar" means in its general sense and not necessarily identical.

6. The terms "shown", "indicated", "detailed", "noted", "scheduled" and terms of similar import, refer to requirements contained in the Contract Documents.

D. CUTTING AND PATCHING:
1. Inspect existing conditions prior to work, including elements subject to movement or damage during cutting and patching. Identify scope and type of work required. Protect adjacent work. Notify Owner of work requiring interruption to building services or Owner's operations.

2. If uncovered conditions are not as anticipated, immediately notify the Architect and secure needed directions. Do not proceed until unsatisfactory conditions are corrected.

3. Provide required protection including, but not necessarily limited to, shoring, bracing, and support to maintain structural integrity of the Work.

4. Perform cutting and demolition by methods, which will prevent damage to other portions of the Work and provide proper surfaces to receive installation of repair and new work.

5. Perform fitting and adjusting of products to provide finished installation to match existing adjacent surfaces. Perform work with workmen skilled in the trades involved.

6. Cutting: Use cutting tools, not chopping tools. Make neat holes. Minimize damage to adjacent work. Inspect for concealed utilities and structure before cutting.

7. Patching: Make patches, seams, and joints durable and inconspicuous. Comply with tolerances for new work.

8. Clean work area and areas affected by cutting and patching operations.

E. CONSTRUCTION FACILITIES AND TEMPORARY CONTROLS:
1. Maintain temporary facilities and controls in proper and safe condition throughout progress of the Work.

2. Provide necessary temporary electrical wiring and remove upon completion of the Work.

3. The Contractor during construction may use the existing toilet facilities. The Contractor shall be responsible for keeping the toilet rooms clean and sanitary and shall repair any damage caused by misuse of the facilities.

4. Provide and maintain for the duration of construction all scaffolds, tarpaulins, canopies, warning signs, steps, platforms, bridges, and other temporary construction necessary for proper completion of the Work in compliance with pertinent safety and other regulations.

5. Maintain temporary facilities and controls as long as needed for safe and proper completion of the Work. Remove such temporary facilities and controls as rapidly as progress of the Work will permit, or as directed by the Architect.

F. CLEANING:
1. Daily, and more often if necessary, inspect and clean the site and structure and pick up all scrap, debris and waste material.

2. Prior to completion of the Work, remove from the job site all tools, surplus materials, equipment, scrap, debris and waste.

3. The Contractor shall also do a final cleaning of the interior of the building within the area of work and other areas accessed during construction (common hallways, elevators, etc.). Remove all traces of soil, waste materials, smudges and other foreign matter from interior surfaces. Remove all traces of splashed material from adjacent surfaces. Remove paint droppings, spots, stains and dirt from finished surfaces. Clean glass inside and out. Polish VCT floors and vacuum carpeting.

G. SPECIAL CONDITIONS
1. The Contractor must obtain all necessary permits from local authorities having jurisdiction over the project, including but not limited to fire and building departments.

2. Fire Alarm Equipment devices shall be compatible with the existing building system.

3. The Contractor shall provide Record Drawings for all trades.

4. The Contractor shall furnish three bound copies of Operation and Maintenance Manuals for all electrical, plumbing, fire alarm, fire suppression and mechanical equipment furnished and installed by the Contractor.

5. The Contractor shall submit a Project Directory at the beginning of the project indicating all key Personnel, Subcontractors, Architect and Owner, with addresses and telephone numbers.

6. The Contractor shall complete or correct all work indicated on the Architect's Punch List (list of items to be completed or corrected) within 30 days of the Punch List issue date.

H. PROJECT CLOSEOUT
1. The following are prerequisites to substantial completion. Provide the following:
a. Punch list prepared by Contractor and Subcontractors.
b. Supporting documentation.
c. Warranties.
d. Certifications.
e. Occupancy permit.
f. Start-up and testing of building systems.
g. Change over of locks.
h. Meter readings.

2. Provide the following prerequisites to final acceptance:
a. Final payment request with supporting affidavits.
b. Completed punch list.

3. Provide a marked-up set of drawings including changes which occurred during construction.

4. Provide the following during project closeout:
a. Submission of record documents.
b. Submission of maintenance manuals.
c. Training and turnover to Owner's personnel.
d. Final cleaning and touch-up.
e. Removal of temporary facilities.

II. PROJECT NOTES

A. GENERAL NOTES:
1. Verify all dimensions shown on the plan and notify the Architect of any discrepancies prior to construction of the partitions.

2. Provide access doors in walls and ceilings as required for electrical, mechanical and/or plumbing and similar items. Location of access doors must be confirmed with Architect prior to installation.

3. Provide fire retardant treated wood blocking in walls as required to properly attach counters, cabinets, shelving and similar items.

4. Contractor shall field verify all finish to finish wall dimensions prior to fabrication of casework and similar items.

5. All products and finishes shall be installed in strict accordance with, and over substrates prepared in accordance with, manufacturers written instructions. All interior floor, wall and ceiling finishes shall have a class I (or class A) flame spread classification.

6. Drawings are not to be used individually but only as an entire set of drawings.

7. All safety regulations are to be strictly followed. Methods of construction and erection of structural materials is the Contractor's responsibility.

8. The Contractor is responsible for dissemination of all revisions and requirements to the Subcontractors.

9. Reasonable care has been taken in the preparation of all drawings and specifications. However, the Architect & Engineer do not guarantee against human error and for that reason it is imperative that the Contractor shall check all dimensions and details and must verify all conditions and dimensions at the building. All discrepancies shall be brought to the attention of the Architect before proceeding.

10. The contractor shall submit shop drawings for review before proceeding with fabrication and/or installation of millwork, casework, toilet partitions, doors, frames, hardware, plumbing fixtures, electrical equipment, mechanical equipment, fire alarm and fire protection equipment, and similar items and equipment.

B. MISC. ITEMS:
1. Recessed projection screens shall be Da-Lite Boardroom Electrol 6' x 8' concealed units with matte white viewing surface and three-position control switch.

2. Provide new permanent ADA compliant signs (with applied vinyl letters) mounted to latch side of doors at a height of 60" at all restrooms, shower rooms, janitors closets, electrical rooms, mechanical rooms, elevator machine rooms, fire alarm room, stairs and exercise room.

C. PARTITION NOTES:
1. Comply with governing codes and regulations. Provide products of acceptable manufacturers which have been in satisfactory use in similar service for three years. Use experienced installers. Deliver, handle, and store materials in accordance with manufacturer's instructions.

2. Tolerances: Not more than 1/16 inch difference in true plane at joints between adjacent boards before finishing. After finishing, joints shall be not be visible. Not more than 1/8 inch in 10 feet deviation from true plane, plumb, level and proper relation to adjacent surfaces in finished work.

3. Fire Resistance for Fire-Rated Assemblies shall comply with ASTM E 119.

4. New walls shall be constructed as indicated on the wall type legend on the new floor plan and as noted below.

5. Walls shall not be supported by the ceiling grid. Walls shall be braced at corners and to structure above at a minimum of 8-foot intervals.

6. Finish all face panel joints, trim and angles with the proper joint compound system.

7. Reinforce all vertical & horizontal exterior partition and soffit corners with metal corner bead. Edges of drywall which abut dissimilar materials shall have metal edge trim.

8. Repair all existing perimeter walls, all interior walls to remain, column enclosures, tenant demising walls and corridor walls as required for proper application of new interior finishes.

9. Construct new gypsum board ceilings and soffits as indicated in the reflected ceiling plan, utilizing 3-1/2" x 25 gage metal studs and 5/8" gypsum board. Brace horizontal studs to structure above at intervals no greater than 4 feet.

10. Provide vertical control joints on both sides of new walls that exceed 30 feet in length (at a maximum of 30' intervals).

11. All walls that extend to the underside of deck above shall be undercut by 1". Use 2" deep head track.

12. Fire stop between metal floor and roof deck flutes and similar gaps at all new and existing fire rated wall construction, using UL listed mineral wool insulation and/or fire stop sealants.

13. Confirm throat width of all existing door frames to be reused prior to ordering of wall materials (metal studs and gypsum wallboard) and notify Architect of any conflicts.

D. INTERIOR FINISH NOTES:
1. Acoustical Ceiling Tiles:

2x2 ceiling tiles shall be USG Mars ClimaPlus 2x2x3/4" tegular tile #88785 in new 15/16" Prelude grid where indicated on the reflected ceiling plans. Confirm grid compatibility with tile.

2x4 ceiling tiles shall be Armstrong Cortega Second look II tegular tiles in 15/16" grid.

Refer to reflected ceiling plan for rooms with 2x2 vs. 2x4 tiles and grid.

2. Paint:

All new and existing gypsum wallboard throughout this tenant space shall receive Sherwin Williams Promar 200 latex eggshell finish paint, primer on new and bare surfaces and two finish coats on all surfaces, color to be selected. Entire surface of walls to underside of deck above shall be painted in areas without suspended ceilings.

All existing and new hollow metal door and window frames, and existing and new hollow metal doors (and existing painted wood doors) shall receive Sherwin Williams Promar 200 water based Acrylic-Alkyd semi-gloss paint, primer on new and bare surfaces and two finish coats on all surfaces.

All existing perimeter gypsum board soffits, and all new and existing interior soffits throughout the space shall be painted to match wall paint.

3. Carpet:

Provide building standard loop pile carpet at all offices, conference rooms and open office areas.

Carpet installation shall be in accordance with the Carpet and Rug Institute "Specifier's Handbook and manufacturers written instructions. Provide carpet samples indicating direction of carpet and seaming plan for approval.

4. Vinyl Base:

New vinyl base shall be Johnsonite 4" x 1/8" vinyl, straight at carpet areas and cove base at all areas with vinyl floor tile, color to be selected.

5. Provide laminate wood veneer floor system at reception/waiting and demo room. Confirm type of base with Owner.

6. Vinyl Floor Tile:

Provide building standard vinyl floor tile at all rooms not noted above.

7. Provide vinyl-reducing strips at all floor finish transitions.

8. Repair all existing finishes damaged by new work.

E. DOOR AND FRAME NOTES:
1. Comply with governing codes and regulations. Provide products of acceptable manufacturers which have been in satisfactory use in similar service for three years. Use experienced installers. Deliver, handle, and store materials in accordance with manufacturer's instructions.

2. Comply with NWWDA I.S. 1A, and AWI Architectural Quality Standards.

3. Fire Rated Wood Doors: Meet ASTM E 152 requirements.

4. Pre-fit doors to frames. Pre-machine doors for hardware listed. Factory bevel doors.

5. Install doors with not more than 1/8" clearance at top and sides, 1/4" at bottom. Comply with NFPA 80 for rated assemblies.

6. Adjust, clean, and protect.

7. All existing doors noted to remain or be relocated shall be repaired as required for proper operation and a uniform appearance.

8. New flush wood doors shall be 3'x7'x1-3/4" solid particle core plain sliced wood veneer top match existing veneer.

9. Undercut all doors as required by new floor finishes. Also undercut doors to allow for 1" clear space at bottom of doors for proper operation of exhaust systems.

10. Re-seal edges of all doors which have finish removed during installation.

11. Provide knock down hollow metal drywall type frames for all new doors. Provide welded frames for all sidelights and door frames with integral sidelights.

F. DOOR HARDWARE NOTES:
1. Comply with governing codes and regulations. Provide products of acceptable manufacturers which have been in satisfactory use in similar service for three years. Use experienced installers. Deliver, handle, and store materials in accordance with manufacturer's instructions.

2. Hardware for Fire-Rated Openings shall comply with NFPA 80, and local requirements.

3. Comply with ANSI A156 series standards for materials and application of hardware.

4. All hardware on existing doors to remain (or relocated) shall be repaired as required for uniform appearance and proper operation.

5. Finish of all new hardware shall match existing.

6. Hinges:

Provide 1-1/2 pair of hinges per leaf, at all new doors, Stanley F179, 4.5"x4.5" or equal. Provide ball bearing hinges at all doors with closers (FBB179)

7. Locksets/Passage Sets:

Provide new lever handle bored cylindrical locksets and/or passage sets at new doors

8. Floor Stops:

All doors shall have floor stops. Provide Ives 436 dome stop as required.

9. Silencers:

At all frames - Ives or equal.

10. Provide dummy lever handles and heavy duty magnetic catches on doors 101A.

11. Provide flush bolts on inactive leaf of all new double doors.

12. Provide ADA compliant LCN Smoothie series 4010, or equal closers at doors 100A, 100B, 119A, 119B, 122A, 136A, 139A and 140A.

Walsh/Cochis Associates Inc.
Architects & Consultants
WCAssocInc@AOL.com
1165 Randolph Street
Canton, Massachusetts 02021-1361
Fax 781/828-5858 781/828-8700

REVISIONS	
DATE	DESCRIPTION

NOTES

TENANT IMPROVEMENTS FOR:

CORINDUS VASCULAR ROBOTICS

200 WAVERLEY OAKS ROAD
WALTHAM, MASSACHUSETTS

PROJECT NORTH REFERENCE

PROJECT No.	[illegible]
CAD FL. No.	[illegible]
DATE	[illegible]
SCALE	[illegible]
DRAWN BY	[illegible]

C2

249

EXHIBIT A

FLOOR PLANS


LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
LIMIT OF TENANT SPACE
A2
TENANT IMPROVEMENTS FOR:
CORINDUS VASCULAR ROBOTICS
NEW ELECTRICAL INFORMATION PLAN

24 h

EXHIBIT A-1

NEW ENTRANCE



Butt Glazed Option

24;

EXHIBIT A-2

Modifications to Reception Area & Demo Room


OFFIC
7X7 WORK STATION
7X7 WORK STATION
FILES
GLASS
DEMO ROOM
104
MOVE 1'
CLOSET
GLASS
RECEPTION/ WAITING
100
ROOM
103
COFFEE
COATS
101
WOMEN
GLASS
RELOCATE DOORS (TO MATCH EXIST. BLDG. STANDARD)
PROVIDE POWER FOR TENANT'S FURNISHED TV. VERIFY EXACT LOCATION WITH TENANT PRIOR TO INSTALLATION

24 J

EXHIBIT B

LESSOR'S WORK

LESSOR shall conduct the following LESSOR'S Work in a good and workmanlike manner, and in compliance with all applicable laws and ADA, using building standard quantities and materials or as otherwise provided on Scheduled B-1 attached hereto:

LESSOR shall construct the Leased Premises pursuant to the attached to Exhibit A, Exhibit B and Schedule B-1.

Not included in the LESSOR'S Work are any and all costs or work associated with:

(i) telephone/data/voice/network throughout the Leased Premises; and
(ii) cubicles and/or open areas, including but not limited to costs or work associated with their installation or setup, and except for otherwise provided any telephone/data/voice/network and/or A/C power wiring, coring, through floor access modules, or other wiring therefor; and
(iii) Interior blinds; the installation of any interior blinds and/or window treatments which may be visible from the common area or outside the Leased Premises is subject to the LESSOR'S written consent; and
(iv) Coring the conference room floor(s) and/or the server room(s), if any; and
(v) any clean rooms and appurtenances thereto.

Except for LESSOR'S Work, the Leased Premises shall be delivered in "AS IS" condition and LESSEE acknowledges that by taking possession of the Leased Premises, the Leased Premises "AS IS" are suitable for its intended use. LESSEE shall be responsible for any delays, costs and expenses caused by LESSEE'S failure to make decisions affecting the LESSOR'S Work in a timely manner. LESSEE shall be solely responsible for all costs, expenses and delays resulting from requests by LESSEE for work, quantities or materials in excess of the LESSOR'S Work noted above.

Additional work at LESSORS expense:

1. Reception – Add additional outlet close to internal glass door for telephone, etc.
2. Multi zone lighting (with dimmers) in demo area, conference rooms, and kitchen
3. Dimmer for demo and all conference rooms
4. Add at least two electric outlets in clinical storage room in case LESSEE wants to convert to office at any point
5. In CEO office add another electric outlet on the outside wall near the small conference table OK b/c on column
6. Need to add 2 electrical outlets to VP office south of CEO office (one on back wall, one on top wall)
7. 4 quadrant zones for lighting of manufacturing area
8. Add 2 electrical outlets to electrical room
9. Demo-area - 3 additional outlets in demo area on south wall, 1 additional on west wall, 2 on east wall, 2 on north wall
10. (2) 208 volt drops (If LESSEE wants 240v Drops, then a charge for a boost transformer would apply). 1 in tool room, 1 in engineering lab.
11. 2 positions for fume hoods if not ducted, each hood to get 120 Volt feed and 1 circuit
12. For all offices add additional outlet on the wall behind the desk OK if there is a column, otherwise we don't include outlets on the exterior walls
13. LESSOR has a concrete pad for Condenser that will go outside finished goods area (160ft chiller

RM [illegible]

line). LESSOR to approve location of the pad. Said approval shall not be unreasonably withheld, delayed or denied.

14. Three foot single leaf door between engineering lab 125 and inspection room 123. Said door to have a fire alarm bar.
15. Move existing double doors at entrance of space over and install full height butt glazed glass, refer to Exhibit A-1.
16. Move wall in Reception Area over 1' into the proposed Demo Room to install coat closet, refer to Exhibit A-2.

Add Alternates at Tenant's Expense to be quoted by the Lessor to include:

(i) Power back-up needs for generator for Manufacturing and server room. Specific needs TBD.
(ii) Apron above Clean Room (to be coordinated with Corindus)
(iii) Additional air drops at manufacturing
(iv) Industrial sized stainless steel sink at Engineering Lab, spec to be provided for approval and location to be coordinated with architect
(v) Core at conference room 156 for table connectivity (to be coordinated with Corindus)
(vi) Hydraulic swing doors at 136A, 132A and landlord double door off dock
(vii) Core at clean room for supplemental HVAC
(viii) Ducts to be installed for (2) future fume hoods near the industrial sink in the R&D lab.

Schedule B-1

TENANT IMPROVEMENT SPECIFICATIONS

Flooring:	Carpet, commercial grade, 26 oz. glue down, Shaw #54210 Color 1050-2 Pewter Vinyl base, 4" commercial (with/without toe) VPI or equal V.C.T., Armstrong standard exelon or equal, color by Tenant provide Congoleum AL-34 VCT or equal Adore Touch Contract, Mahogany DAE AT-1631 or equivalent in Reception Area and Demo Room
Paint:	Walls, Benjamin Moore Super-Spec or equal to include accent colors in office area One coat primer tinted One coat finish, color by Tenant Additional coats will be added on an as needed basis Door frames, two coats Benjamin Moor Satin Impervo Color by Tenant
Hardware:	Tenant's select function (lock, passage, privacy, or storeroom) All private offices to receive lock set Butts, 1 ½ pair per leaf All hardware US26D unless noted otherwise provide Heavy Duty Schlage or equal
Doors:	SC rotary sliced, all heart, Birch veneer doors set in hollow metal frames with integrated side lights. Finish of doors will be clear natural birch.
Acoustical:	Armstrong one (1) inch Prelude grid, supporting U.S.G. MARS "Clima Plus" 2 x 2 tiles in executive area. Ceilings and lights in back area (beyond kitchen) space and R&D are existing and will remain. Replace existing tiles where needed & match color.
Lighting:	Avante' recessed lighting 2' x 4'. Indirect lay in troffers manufactured by Lithonia. Manufacturing side will be existing Parabolics to remain. Landlord agrees to install additional light fixtures in manufacturing side. Additional fixtures will not be placed in a symmetrical manner. Relamp throughout with like kind color
HVAC:	Exterior zones, fan powered variable air terminals with hydronic heat Interior zones, variable air terminals (cooling only) Cooling capacity, approximately 2.5 tons/1000 sf
Partitions:	Office, 2" x 4" 25 gauge metal studs @ 16" o.c. to extend 6" above ceiling, insulated for sound attenuation at all walls. Demising, 2" x 4" 25 gauge metal studs @ 16" o.c. to underside of deck. Main conference room, CEO's office, Demo room, walls to go to pan deck.
Lessee Entry:	Solid core birch doors with three true divided lights, glazed with ¼ clear tempered glass

RLO
DhH

Lessee Interior Signage:	Building standard signage on lobby directory
Exterior Window Treatments:	Hunter Douglas horizontal blinds exterior windows only. Replace/repair broken blinds. Clean blinds prior to occupancy
Card Access:	Available at Tenant's expense. Lessor to provide ring & string at (7) card access locations.
Supplemental HVAC:	Available at Tenant's expense
Compressed Air:	Landlord will develop delivery piping from the sprinkler room to manufacturing and the clean rooms. The main will be 2" type L copper with tees in lieu of couplings. The branch lines will be 1" with ball valves and female adaptors. All runs outs, drops and accessories (regulators, filters, dryers, etc.) will be by tenant.
Case Work:	The kitchen cabinets and counter tops will be replaced with new. Laminate selection will be by Corindus. In the lobby the casework will be per plan by Walsh/Cochis, laminate selection by Corindus. Provide Wilsonart or equal
Glazing:	Included at Landlord expense is ½ inch tempered butt glazed glass in the Demo room.
Decon. Sink:	Located in the returns room adjacent to the receiving area, at the Landlord's expense will be a laundry sink, including hot, cold re-circ. water lines, waste and vent lines and a Liberty 404 ejector pump.
Electrical Drops:	In inspection room #133 and clean rooms 137 and 138 the Landlord will provide and install a convenience 120 volt, single phase, 20 amp. Cord drops at each bench. Provide outlets at conference rooms 156, 114 and kitchen at ceiling for overhead projectors. (2) 240 volt drops on one circuit in engineering lab. Additional outlet provided at each office exterior wall where a column exists, or on interior wall adjacent to exterior wall.
Modular office furniture:	We exclude all work associated with portable office partitions i.e.: coring, power, tel./data, erection, with the exception of the tie-in of the furniture whips to power source.
Appliances:	all appliances are at Corindus' expense including but not limited to garbage grinder, dishwasher and refrigerator, and microwaves. The Landlord will provide at its own expense water lines for a coffee maker, a dishwasher and water filtration with shut-off
Fume Hood:	Fume hood at Returns Room to be vented through the building's common bathroom vent (at LESSEE expense).

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EXHIBIT C

BUILDING RULES AND REGULATIONS

1. Every reference herein to "LESSOR'S Consent" means "prior written consent of the LESSOR in each instance".

2. The sidewalk, entry, passages, elevator and stairways shall not be obstructed by the LESSEES and shall not be used by them for any other purpose than for ingress and egress to and from their respective premises. Excepted from this restriction is use of these facilities for purpose of moving furniture and equipment to or from the Leased Premises, which is permitted outside of normal office hours and on a non-interference basis with respect to other occupants of the Building.

3. The floors and windows that receive or admit light into passageways, or into any place in said Building, shall not be obstructed by any LESSEE. The elevators, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or unsuitable substances, shall be added to them.

4. No sign, advertisement, or notice shall be placed on any part of the outside or inside of the Building.

5. No auction sales shall be conducted in or around the Building.

6. No LESSEE shall smoke tobacco in any part of the Building. Upon notice from the LESSOR, LESSEE shall immediately cease all activity in and around the Building which, in the discretion of the LESSOR, constitutes noisy, offensive or disruptive activity. LESSEE shall be responsible for the acts and omissions of their employees, agents, invitees and assigns.

7. The LESSEE shall not at any time exceed a floor capacity of one hundred and twenty-five pounds per square foot. All damage done to the Building by taking in or out a safe or other heavy or bulky object, or during the time it is in or on the premises, shall be repaired at the expense of the responsible LESSEE. Each LESSEE is required to notify and arrange with the Building superintendent when safes, furniture, or like property are to be taken into or out of the Building. No freight, furniture, or bulky package or matter of any description shall be carried on the elevators except as shall not by their size, weight or nature damage the elevators, and which shall be loaded and carried only with appropriate protective measures, and which elevating shall not inhibit or restrict normal pedestrian traffic.

8. No LESSEE may change any locks without the LESSOR'S consent.

9. No LESSEE shall use any method of heating or cooling other than that provided by the LESSOR, without the LESSOR'S consent.

10. Each LESSEE shall keep the Leased Premises in a good state of cleanliness, and for such purposes shall, during the term of the lease, make use of an approved cleaning service for the Building. No tenant shall employ any person or persons other than an approved cleaning service for the Building for the purpose of cleaning, or of taking charge of the Leased Premises unless other arrangements have been approved by LESSOR in writing. Each LESSEE agrees that the LESSOR shall not be responsible to any LESSEE for any damage or loss of property within the Leased Premises.

11. Nothing shall be thrown out of the windows or doors or down the passages or light shafts or upon the skylights of the Building or upon or into any heating or ventilating register or plumbing apparatus of

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the Building, or be placed or left upon any outside windowsill, fire escape or other projection of the Building.

12. No animals, including but not limited to reptiles and insects, shall be kept in or about the Building.

13. No LESSEE will introduce or admit into the Building any means of external communication without the LESSOR'S consent. LESSOR reserves the right to rescind such consent at any time, in which case the LESSEE agrees to remove any such wire or means, provided that LESSOR shall not restrict LESSEE'S means of external communication in any manner which unreasonably interferes with the operation of LESSEE'S business. Notwithstanding the foregoing, LESSEE shall immediately cease such means of communication which disrupts and/or interferes with the rights of other tenants. LESSEE shall be solely responsible for such disruption and/or interference.

14. No machine or machinery of any kind other than office equipment, light manufacturing equipment, including but not limited to typewriters, computers, copiers and fax machines, shall be operated on or in the Building, without the LESSOR'S consent. (LESSEE has shown LESSOR existing space and equipment). LESSEE shall be permitted to install and operate a compressor in the Building and shall be responsible for operating, maintaining and repairing said equipment at its sole cost and expense and the installation and operation of same shall be subject to the terms and conditions of the Lease, all applicable Laws and reasonable rules and regulations of LESSOR as may be from time to time implemented, which may include without limitation, those applying to location, installation, noise and vibration suppression and other interference avoidance, screening, fuel sources, appurtenances and the like.

15. All complaints by a LESSEE shall be made in writing to the LESSOR. Each tenant shall give to the LESSOR'S Building superintendent prompt written notice of any damage known to LESSEE or defect in pipes, wires, appliances or fixtures in or about the premises and of any damage to any part of the premises.

16. LESSEE shall not be permitted to use or keep in the Building any kerosene, burning fluid, or other illuminating material, inflammable, explosive, corrosive or otherwise harmful substance or materials, except as is customary in office or computer facilities, without the LESSOR'S consent. Notwithstanding such consent, LESSEE shall be solely liable and responsible for ensuring that such material is kept, maintained, stored, destroyed, disposed and discharged in accordance with all applicable federal, state, regulatory and local laws, regulations and ordinances as well as industry standards and practices. LESSEE shall indemnify and hold LESSOR harmless for its failure to comply with the above. LESSEE shall provide LESSOR with a written list identifying any hazardous substances and materials then used, stored, or maintained upon the Premises (with periodic updates upon changes thereto), the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as LESSOR may reasonably require or as may be required by law.

17. No LESSEE shall use or permit any room or portion thereof to be used by anyone for the purpose of lodging or sleeping therein.

18. The LESSOR reserves the right to rescind any of these rules and to make such other and further reasonable and uniform rules and regulations as in its reasonable judgment may from time to time be needful for the safety, care, and cleanliness of the Building, and for the preservation of good order therein, provided, that such other and further rules shall not be inconsistent with the proper and rightful enjoyment by the LESSEE under the within lease.

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19. LESSEE shall not install, attach or modify any appurtenances to the plumbing or HVAC systems without the LESSOR'S prior written consent and LESSEE shall indemnify and hold LESSOR harmless from any and all loss occasioned by the installation, modification or attachment of said appurtenances.

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EXHIBIT D
DESCRIPTION OF PREMISES ON WHICH LEASED PREMISES ARE LOCATED

All that certain parcel of land together with the buildings and other improvements thereon situated at Waverley Oaks Road in Waltham, Middlesex County, Massachusetts, all more particularly described as follows:

NORTHWESTERLY: by the southeasterly line of Waverley Oaks Road, forty (40) feet;
NORTHEASTERLY
AND NORTHERLY: by land now or formerly of E. Allan Peirce, et al, one hundred twenty nine and 24/100 (129.24) feet;
NORTHWESTERLY: by said Peirce et al land and by land now or formerly of Allan W. Peirce, three hundred sixty-three and 59/100 (363.59) feet;
NORTHERLY: by said Allan W. Peirce land, fifty-nine and 04/100 (59.04) feet;
NORTHEASTERLY: seventy-seven and 75/100 (77.75) feet; and
NORTHWESTERLY: ninety (90) feet by land now or formerly of Catherine Hastings, et al, Trustees;
NORTHEASTERLY: by other land now or formerly of said E. Allan Peirce et al, four hundred forty-four and 30/100 (444.30) feet;
SOUTHEASTERLY: by land now or formerly of the Boston and Maine Railroad about fourteen (14) feet;
SOUTHEASTERLY: by Beaver Brook;
SOUTHERLY: by said Boston and Maine Railroad land, about ten hundred thirty-nine and 09/100 (1039.09) feet; and
WESTERLY: by land now or formerly of The Commonwealth of Massachusetts, ten hundred thirty-six and 98/100 (1036.98) feet;

The above described property is subject to and has the benefit of, as the case may be, all easements, restrictions, covenants, rights, encumbrances, instruments, takings and matters of public record, insofar as the same are now in force and applicable including, but not limited to, a Notice of Activity and Use Limitation dated July 30, 2004 which was registered on August 4, 2004 as document #01344656 on Certificate of Title #213705 in Book 1198, Page 155 at the Land Court of the Middlesex South District Registry of Deeds.

The above described property is subject to a Notice of Voluntary Withdrawal of Land from the Registration System which was approved by the Land Court on November 9, 2010 and registered on November 18, 2010 as document #01550029 on Certificate of Title #213705 in Book 1198, Page 155 at the Land Court of the Middlesex South District Registry of Deeds and was recorded on November 18, 2010 in Book 55855, Page 415 at the Middlesex South District Registry of Deeds.

Excepted from the above property description is the portion of land, being 13,666 square feet more or less, which was conveyed to Waverley Group LLC on February 18, 2011 by a deed recorded at the Middlesex South District Registry of Deeds on February 18, 2011 in Book 56492, Page 86. The property conveyed, as well as the modified boundaries of Beaver Group LLC are further described on Plan #818 of 2010 which was filed with the Middlesex South District Registry of Deeds on November 17, 2010.

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EXHIBIT E

BUILDING OPERATING EXPENSES

I. Operating Expenses shall consist by way of example the following items of Building and Property costs:

1. Labor, materials, supplies and services for all maintenance and cleaning of the Building, its machinery and other personal property; and for maintenance, cleaning, snow removal and landscape care on the exterior of premises.

2. Allowance equal to 5% of rent for general supervisory, administrative expenses and management fees.

3. Cost of waste disposal.

4. Costs of license, inspection and permit fees.

5. Heat, air conditioning and ventilation for the Building and lighting and power for common areas and property.

6. Janitorial and cleaning services for all office spaces (excluding any laboratory, storage or manufacturing, data-center, medical, environmentally-sensitive, high-security or similar specialized, non-office use portion(s) of the Leased Premises for which LESSEE must engage its own contractor).

7. Maintenance, repair, and service contracts.

8. Security expenses including watchmen, guards and security services (if necessary).

9. Insurance including fire, casualty, general liability, property damage, etc.

10. Reserves for capital replacement and improvements, equal to 2% of rent for the replacement value of capital equipment. However, expenditures for such capital replacements and improvements are specifically excluded.

11. Water, sewer and general utility charges.

II. Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

1. Cost of permits, licenses and inspection fees incurred by LESSOR to prepare, renovate, repaint, or redecorate any space leased to any existing tenant or prospective tenant, other than LESSEE, of the Building;

2. Advertising and promotional expenditures incurred to lease space to new tenants or retain existing tenants, other than LESSEE;

3. Legal fees and expenses incurred by LESSOR to resolve disputes with tenants, other than LESSEE;

4. Cost of replacement of any items covered under warranty so long as such warranty is in effect and honored;

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5. Compensation paid to any employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building.

6. Costs of any items which are reimbursed to LESSOR by other tenants or third parties other than through Operating Expenses pass-through provisions in the leases of other tenants in the Building (if any);

7. Expenses paid by LESSOR to affiliates unless same are reasonably consistent with fees charged by third-party professional property managers and operators providing reasonably comparable services in the metropolitan Boston market;

8. The purchase or maintenance of any artwork or sculpture;

9. Fines and penalties; and

10. Costs for remediating or abating asbestos or other hazardous materials or to remove chloro-flouro carbons, unless mandated by laws coming into force and effect from and after the date of this Lease.

11. Legal fees, brokerage fees, leasing commissions, advertising costs and other fees associated with any subsequent renting of the Premises or any other space in the Building;

12. Costs associated with LESSOR's violation of any other lease for space in the Building;

13 Any general overhead expenses of LESSOR not related to the Leased Premises, Building or Property; executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management or operations of the Building or Property, except as otherwise provided above and in the Lease;

14. Capital expenditures except to the extent expressly provided above;

15. Financing and refinancing costs in respect of any mortgage placed upon the Building, including points and commissions in connection therewith;

16. Interest or penalties for any late payments by LESSOR;

17. Rent or other charges payable under any ground or underlying lease;

18. An amount equal to all amounts received by LESSOR through proceeds of insurance to the extent the proceeds are compensation for expenses which (i) previously were included in operating costs hereunder, (ii) are included in operating costs for the Operating Year in which the insurance proceeds are received or (iii) will be included as operating costs in a subsequent Operating Year;

19. Legal fees, accounting fees and other expenses related to (i) the defense of LESSOR's title to or interest in the Leased Premises, (ii) negotiations of leases or disputes arising from leases with other tenants or (iii) enforcement of the obligations of any other tenant; payment of debt service on loans secured by a mortgage on the Building;

20. Depreciation on the Building; and

21. All costs which are reimbursable to LESSOR by third parties, including but not limited to expenses for repair or replacement paid by proceeds of insurance or condemnation awards (but only, in each case, after actual receipt by LESSOR of such reimbursement).

EXHIBIT F

CLEANING SCHEDULE

NIGHTLY: Between the hours of 5:00 p.m. and 6:00 a.m., Monday through Friday, legal holidays excluded.

1. Restrooms:
- Dust and spot clean all toilet partitions, tile walls and receptacles.
- Refill all dispensers including soap, toilet tissue, paper towels, etc.
- Dust mop or sweep floors thoroughly; wash and rinse using a germicidal detergent.
- Empty all trash receptacles and replace plastic liners.
- Clean and polish all chrome fittings and bright work, including shelves, flushometers and metal dispensers.
- Clean, sanitize and polish all fixtures including toilet bowls, urinals and sinks using a germicidal detergent solution.
- Clean and sanitize both sides of toilet seats with a germicidal detergent solution.
- Clean and polish all mirrors and glass.

2. Wash and clean water fountains with a germicidal detergent solution.
3. Office rubbish removal. Empty wastebaskets and replace liners, resulting from business office use, not including manufacturing or product packaging materials, the removal and disposal of this type of rubbish is Tenant's responsibility.
4. Vacuum carpeted areas as needed.
5. Dry mop, wet mop and burnish tile floors to a polished appearance and/or vacuum and spot clean carpeting.
6. Wet wipe table tops in employee lounge, including cleaning of any spills, if applicable.
7. Keep sidewalks and parking area clean and rubbish free.
8. Clean entrance door glass to remove finger marks, smudges, etc.
9. Remove recycling materials (for which Landlord maintains a recycling program from time to time) in kitchen area.

WEEKLY:

1. Dust rails and sills or as needed.
2. Sweep stairwells and landings or as needed.
3. Edge vacuum and moldings.
4. Keep lawn and landscaping properly maintained, if applicable.

QUARTERLY:

1. HVAC filters cleaning and/or changing filters on roof tops and air handlers. (Lab areas and specialized sections not included)

ANNUALLY:

1. Wash all windows inside and out.
2. Wax and polish VCT floors in kitchen.

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Note: Lab areas and specialized sections are not included in the above-mentioned cleaning schedule and are the sole responsibility of the LESSEE. However LESSOR will provide damp mop cleaning once a week and removal of wastepaper trash in the Engineering Lab Space only.

EXHIBIT G

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE :

BENEFICIARY:
Beaver Group LLC
c/o Duffy Properties LLC
411 Waverley Oaks Road, Suite 340
Waltham, MA 02452

APPLICANT:
____
____
____
AS "TENANT"

AMOUNT: US $____________ (____
AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: ____________

LOCATION: AT OUR COUNTERS IN BOSTON, MASSACHUSETTS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "B" ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR AGENT, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A) "THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT."

OR

(B) "WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM ______________ BANK THAT LETTER OF CREDIT NO. ____________ WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT."

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IRREVOCABLE STANDBY LETTER OF CREDIT NO.______________
DATED

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE BETWEEN YOU AND TENANT, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. IF YOU DELIVER THE WRITTEN CERTIFICATE REFERENCED ABOVE TO US, (I) WE SHALL HAVE NO OBLIGATION TO DETERMINE WHETHER ANY OF THE STATEMENTS THEREIN ARE TRUE, (II) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF THE STATEMENTS MADE IN SUCH CERTIFICATE ARE UNTRUE IN WHOLE OR IN PART, AND (III) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF TENANT DELIVERS INSTRUCTIONS OR CORRESPONDENCE TO WHICH EITHER (A) DENIES THE TRUTH OF THE STATEMENT SET FORTH IN THE CERTIFICATE REFERRED TO ABOVE, OR (B) INSTRUCTS US NOT TO PAY BENEFICIARY ON THIS CREDIT FOR ANY REASON WHATSOEVER.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND **[SIX (6) MONTHS BEYOND LEASE EXPIRATION]**.

THIS LETTER OF CREDIT MAY BE TRANSFERRED WITHOUT COST TO THE BENEFICIARY, ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF THE TRANSFER AND ONLY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. E.S.T. TIME, ON A BUSINESS DAY AT OUR

OFFICE (THE "BANK'S OFFICE") AT: ______________________________BOSTON, MASSACHUSETTS ______, ATTENTION: ____________________ OR BY

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FACSIMILE TRANSMISSION AT: (617) ____-______; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (617) _____-_______, ATTENTION: _________________ WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK'S OFFICE WITHIN ONE (1) BUSINESS DAY AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

______________________________ AUTHORIZED SIGNATURE

______________________________ AUTHORIZED SIGNATURE

EXHIBIT "A"

DATE:

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TO:

BY

ATTN:

RE: STANDBY LETTER OF CREDIT
NO. ISSUED

L/C AMOUNT:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

____

(BENEFICIARY'S NAME)

____

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

____

(NAME OF BANK)

____

AUTHORIZED SIGNATURE

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EXHIBIT "B"

DATE: ______________ REF. NO. __________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF ______________________________ US$________________

USDOLLARS ____

____

DRAWN UNDER _______________ BANK, BOSTON, MASSACHUSETTS, STANDBY
LETTER OF CREDIT NUMBER NO. _______________________ DATED __________________

TO: ________________ BANK

____

________________, MA _____

____
(BENEFICIARY'S NAME)

....
Authorized Signature